                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors of
IHF Capital, Inc.:
Logan, Utah

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-04279 of IHF Capital, Inc. (to be renamed ICON Fitness Corporation) on Form S-1 of our report dated July 15, 1994 (December 23, 1994 as to Note 1) relating to the consolidated financial statements of IHF Capital, Inc. and subsidiaries (the Company) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audit of the consolidated financial statements of the Company referred to in our aforementioned report also included the consolidated financial statement schedule of the Company for the year ended May 31, 1994. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah

August 13, 1996